Executive Compensation Program Update November 2024 ©2024 – ALL RIGHTS RESERVED Exhibit 99.1

This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our present expectations regarding our compensation program and compensation structures we may, or may not, adopt in the future; potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margin; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: circumstances in the future may lead us to adopt executive compensation approaches that are different than those described in this presentation; future demand for our products may be lower than anticipated; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings.Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. SAFE HARBOR DISCLOSURE

Letter from Chair of Compensation and Human Capital Committee ARLO INVESTOR PRESENTATION: NOV 2024

At the 2024 annual meeting, Arlo’s “say-on-pay” vote was unsuccessful, gaining support of approximately 41% of votes cast by our shareholders. Arlo’s management and Board of Directors were disappointed with this outcome and engaged in an outreach effort to shareholders to understand their perspective and respond accordingly. As a result, we are providing additional details on our compensation philosophy which was designed in collaboration with a new compensation consultant and highlighting immediate actions that we have taken to address the feedback received. Overview Third Quarter 2024 Financial Performance Key Changes Made to Executive Compensation Primary Shareholder Feedback A services-first enterprise drives consistent and predictable financial performance: Service Revenue up 21% year-over-year Annual Recurring Revenue (ARR) up 21% year-over-year Subscriber growth up 70.4% year-over-year drives Service revenue growth and profitability Operating Income up almost 90% YTD 2024 versus same period in 2023 Free Cash Flow (FCF) of $17.4 with FCF margin of 12.6% Before the 2024 Annual Meeting, the management team met with 10 shareholders that own 35% of Arlo’s common shares outstanding. Primary feedback received was: Shareholders emphasized that (i) retention equity grants should only be used in extenuating circumstances and (ii) recurring equity grants should be performance-based and utilize multiple metrics to achieve sustainable shareholder value creation. Shareholder feedback prompted immediate change: The annual equity grants awarded in January 2024 were already 100% performance-based equity awards (PSUs) and this will continue in 2025 The Compensation and Human Capital Committee affirms that it has no intention to use special off-cycle equity awards other than for new hires or promotions for the foreseeable future PSU plan design for 2025 will continue to include multiple metrics which are not duplicative in nature to provide incentive for continued shareholder returns

“Investors are against the use of retention awards except in extenuating circumstances.” “Concerns about company using duplicative CPS goals across multiple PSU Grants.” “Total compensation for executives (inclusive of retention awards) perceived as high relative to peers.” “Desire for annual executive PSU awards to include multiple metrics rather than a singular subscriber metric.” Main Concerns Raised by Shareholders and Arlo Response Arlo Response: The Compensation and Human Capital Committee affirms that it has no intention to use “special” or off-cycle cash or equity retention awards other than for new hires or promotions for the foreseeable future. Arlo Response: Committee chair works with external compensation consultant in the development of peer group. We are sharing peer group suggestions with companies like ISS and Glass Lewis to ensure proper alignment and comparisons for compensation. Arlo Response: The approved retention award was unique and designed to address circumstances faced by the company. There are no programs with overlapping goals or duplicative metrics in 2024 and no intention of overlapping metrics in the future. Arlo Response: The 2022 retention program has two metric triggers: number of paid subscribers and minimum service gross margins of 60%. Future awards will also have additional metrics. “Investors are against the use of retention awards except in extenuating circumstances.” Additional Information: We approved a retention award program in 2022 and since that date there have been no additional retention programs. The retention award was used to address extenuating circumstances the company was facing at that time. The Compensation and Human Capital Committee affirms that it has no intention to use any further retention awards for the foreseeable future.

Additional Metrics in PSU Design Multiple metrics drive sustained value creation Annual Awards are 100% Performance-Based Aligns value with achievement of desired goals Hired new compensation consulting firm New firm worked with high growth tech and Fortune-500 Companies No intention to use Special Off-Cycle Equity Awards for the foreseeable future New hires and promotions Strong Stock Ownership Guidelines Ownership in top quartile of peer group No Overlapping Performance Metrics for Cash Bonus and PSUs List of significant changes in response to investor concerns: Modified 2022 Retention Program to replace final cash bonus Replaced with equity that includes additional performance metric for payout

Overview of Executive Compensation Program Philosophy: The Compensation and Human Capital Committee ensures Arlo employs exceptional talent, retention and compensation practices that align with a carefully selected peer group related to our size and industry. Arlo provides compensation to executive officers in a manner as to attract, reward and retain the best available personnel for positions of substantial responsibility. We are guided by our talent philosophy which links leadership, talent, compensation and performance. It is underpinned by 5 core tenets: Performance, Behaviors, Differentiation, Accountability, and Transparency. Base Salary Provides financial stability and security using fixed salary Market driven pay dependent on experience and relevant skillset Performance Based Bonus Motivates and rewards employees for achieving rigorous annual corporate performance goals Focuses executives on sustained performance and critical long-term goals Provides short-term incentive for key executives Equity Based Incentives (performance stock units and time-based RSUs) Motivates and rewards for long-term company performance Aligns pay with long-term stockholder value Attracts highly qualified executives and encourages long-term employment Equity awards granted in prior years provide retention value based on achievement of stock price performance, cash balance goals and total stockholder return metrics

Background on 2022 Executive Retention Program Plan Adoption - 1.7M CPS October 2, 2022 Q322 Services GM – 66.7% 2M CPS Achieved March 16, 2023 Q422 Services GM – 69.7% 3M CPS Achieved February 29, 2024 Q423 Service GM – 74.4% 4M CPS Achieved July 9, 2024 Q224 Service GM – 76.4% Arlo in its entire history has only implemented one Executive Retention program. The company was facing extenuating circumstances at the time and in consultation with our previous compensation consultants, the Executive Retention plan was implemented in 2022. Arlo was in the midst of a transformation into a world-class services organization with recurring revenue and industry-leading KPIs driven by a subscription model. Arlo was cash constrained in 2022 and as a result used equity awards as a primary component of the retention plan to conserve cash and maintain its liquidity position. Retaining the C-Suite was critical part of this effort. Two CFOs, a CIO and other key executives already left, and the company was faced with the need to retain the CEO and General Counsel in order to execute on its transformation plan. Adopted one-time special retention plan for the CEO and General Counsel: Equity vesting under plan based on Cumulative Paid Subscriber (CPS) and Gross Margin Milestones GM = Gross Margin. All Gross Margin occurrences reference non-GAAP results.

Retrospective on 2022 Retention Plan 167% Total Shareholder Return Aug 2022 to Current We recognize that retention packages are not a desired approach within the investor community, but looking back, we believe the 2022 retention plan yielded significantly positive results. Retained CEO and General Counsel who were then able to recruit critical talent, including a new CFO and COO, CTO and Chief Revenue Officer This management team’s successful transformation of Arlo into a world-class services organization that met almost all of the significant milestones in the retention plan and built a reputation for operational excellence The retention of executives and transformation of the business resulted in a significant boost to Arlo’s financial outlook: Cash, cash equivalents and short-term investments of $147M as of third quarter 2024 Positive free cash flow of $43M for the 9 months ended September 29, 2024 Announcement of a $50M Share Repurchase Program Delivered 167% in total shareholder return from August 2022 to now, surpassing both the S&P 500 and the Russell 2000 indices ARLO INVESTOR PRESENTATION: NOV 2024

Relationship between Pay and Performance Subscriber Growth *Current subscribers 4.24 million Annual Recurring Revenue *Current ARR $241.6M up 21% Operating Margin *Current Operating Income 7.9% up 140 basis points Paid subscribers are up 25x since IPO and 2.2x since original long-range plan Annual recurring revenue is up 16x since IPO and 2.1x since original long-range plan Operating Margin is up +12.3% since IPO and +7.7% since original long-range plan We believe that our Pay for Performance Strategy is generating positive results Consistent with our philosophy, we pay our executives based on performance measures that are intended to drive long-term growth and value creation for our shareholders. We link executive compensation and our shareholder interests by structuring a meaningful portion of our executive officers’ annual target total compensation to be both “at-risk” and variable in nature. *Current metrics are as of period ended September 29, 2024

Future Compensation Structure No Special Awards The Compensation and Human Capital Committee has no intention to use special off-cycle equity awards for the foreseeable future other than for new hires or promotions. Any special awards will be performance-based vesting with multiple metrics that are not duplicative in nature. PSU Structure Annual equity awards will be made entirely in the form of PSUs and no overlapping performance goals with existing PSUs or annual cash performance bonus Based on shareholder feedback, the PSU design for 2025 will include multiple metrics Conversion of Final Cash Tranche of 2022 Retention Award Conversion of final tranche of 2022 retention awards from cash to PSUs which vest after achieving all of the following conditions: 1-year from conversion 5M Subscribers ARR Target of $300M Blended Gross Margin – 60% After November 7, 2024, the 2022 Retention Program is completed 2024 Highlights No Cash Compensation Increases Performance bonus program based on achievement against rigorous operating income goals and other metrics Annual equity awards are 100% PSUs. based on achievement of cumulative paid subscriber and operating income goals. Stock ownership requirements in top quartile of peer group We would like to thank the investment community for their feedback as a part of this process and we look forward to your continuing engagement in the future.

Reconciliations of GAAP Measures to Non-GAAP Measures Gross Profit, In Thousands, except percentage data

Reconciliations of GAAP Measures to Non-GAAP Measures Operating Income (Loss), In Thousands, except percentage data

Reconciliations of GAAP Measures to Non-GAAP Measures Free Cash Flow (Usage), In Thousands, except percentage data